Exhibit 4.90

*** Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[Redacted]”) in this exhibit. ***

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Instrument”) is entered into on 29 May, 2024

BY:

STT Garnet Pte. Ltd., a private limited company incorporated under the laws of Singapore with its registered address at 1 Temasek Avenue, #33-01 Millenia Tower, Singapore 039192 (the “Transferee”).

RECITALS:

(A)GDS Holdings Limited (the “Company”) issued, and STT GDC Pte. Ltd. (the “Noteholder”) subscribed for certain unsecured convertible notes, convertible into fully paid Ordinary Shares registered in the Cayman Islands or Restricted ADSs by execution of a Convertible Note Instrument on 8 March, 2022 (as amended from time to time, the “Convertible Note Instrument”).

(B)Transferee is required to join the Convertible Note Instrument pursuant to Article 6 of the Convertible Note Instrument.

(C)The Transferee now wishes to sign this Instrument, and to be bound by the terms of the Convertible Note Instrument as a “Noteholder” and a party thereto.

THIS INSTRUMENT WITNESSES as follows:

1.	DEFINED TERMS AND CONSTRUCTION

(a)Capitalized terms used but not defined herein shall have the meaning set forth in the Convertible Note Instrument.

(b)This Instrument shall be incorporated into the Convertible Note Instrument as if expressly incorporated into the Convertible Note Instrument.

2.	UNDERTAKINGS

(a) Assumption of obligations

The Transferee undertakes, to each other party of the Convertible Note Instrument that it will, with effect from the date hereof, perform and comply with each of the obligations of a Noteholder as if it had been a party to the Convertible Note Instrument at the date of execution thereof and the Company agrees that where there is a reference to a “Noteholder” or a “party” there it shall be deemed to include a reference to the Transferee and with effect from the date hereof, all the rights of a Noteholder provided under the Convertible Note Instrument will be accorded to the Transferee as if the Transferee had been a Noteholder and a party under the Convertible Note Instrument at the date of execution thereof.

3.	REPRESENTATIONS AND WARRANTIES
(a)	The Transferee represents and warrants to each of the other parties of the Convertible Note Instrument as follows:

(i)	Status

It is a company duly incorporated and validly existing under the laws of Singapore and has all requisite power and authority to own, lease and operate its assets and to conduct the business which it conducts.

(ii)	Due Authorization

It has full power and authority to execute and deliver this Instrument and the execution, delivery and performance of this Instrument by the Transferee has been duly authorized by all necessary action on behalf of the Transferee.

(iii)	Legal, Valid and Binding Obligation

This Instrument has been duly executed and delivered by the Transferee and constitutes the legal, valid and binding obligation of the Transferee, enforceable against it in accordance with the terms hereof. The Transferee’s execution, delivery and performance of this Instrument will not violate: (x) any provision of its organizational documents; (y) any material terms of material agreements to which the Transferee is a party or by which the Transferee is bound; or (z) any order, writ, injunction, decree or statute, or any rule or regulation, applicable to the Transferee.

4.	MISCELLANEOUS.

The provisions of Article 6 of the Convertible Note Instrument shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Transferee has caused its duly authorized representatives to execute this Instrument as of the date and year first above written.

STT Garnet Pte. Ltd.

By:	/s/ Lee Aik Ghee
Name:	Lee Aik Ghee
Title:	Director

Notice details

Address: 1 Temasek Avenue
#33-01 Millenia Tower
Singapore 039192

Email: [Redacted]

Facsimile: [Redacted]

Acknowledged and Agreed by:

GDS Holdings Limited

By:	/s/ William Wei Huang
Name:	William Wei Huang
Title:	Chairman & CEO

Notice details

Address: Conyers Trust Company (Cayman)
Limited, Cricket Square, Hutchins Drive, P.O. Box
2681, Grand Cayman, KY1-1111, Cayman Islands

with a copy to the following address: F4/F5,
Building C, Sunland International,
No. 999 Zhouhai Road,
Pudong, Shanghai 200137
People’s Republic of China

Email: [Redacted]

Facsimile: [Redacted]